UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                           FORM 8-K / A
                         Amendment No. 2

        Amendment to application on Report filed pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                 Date of Report:  May 23, 1996

                           Anicom, Inc.
        (Exact Name of Registrant as Specified in Charter)

     Delaware                0-25364          36-3885212
(State or Other           (Commission      (IRS Employer
Jurisdiction of           File Number)     Identification No.)
incorporation)

      6133 North River Road, Suite 410, Rosemont, IL  60018
       (Address of Principal Executive Offices) (Zip Code)

                 Registrant's telephone number,
                including area code (847) 518-8700

The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated March 12, 1996, in connection with the purchase of substantially all of the assets and assumption of certain liabilities of Northern Wire & Cable, Inc., hereby amends the following item, or other portions of such Current Report on Form 8-K set forth in the pages attached hereto.

Item 7.    Financial Statements and Exhibits

The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above referenced item.

Item 7.   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following financial statements of the acquired business, Northern Wire & Cable, Inc., are submitted herewith on the indicated pages.

                                                      Page

Report of Independent Accountants.......................3

Balance Sheet as of December 31, 1995...................4

Statements of Operations for the years ended
December 31, 1995 and 1994..............................5

Statements of Stockholders' Equity for the years ended
December 31, 1995 and 1994..............................6

Statements of Cash Flows for the years ended
December 31, 1995 and 1994..............................7

Notes to Financial Statements...........................8

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of Anicom, Inc. and Northern Wire & Cable, Inc. are submitted herewith on the indicated pages.

Pro forma Condensed Combined Financial Information.....12

Pro forma Condensed Combined Statement of Operations
for the year ended December 31, 1995 (Unaudited).......13

Notes to Pro forma Condensed Combined Statement of
Operations for the year ended December 31, 1995
(Unaudited)............................................14

            Item 7.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

                   NORTHERN WIRE & CABLE, INC.
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                               AND
                REPORT OF INDEPENDENT ACCOUNTANTS

Report of Independent Accountants
Board of Directors of Anicom, Inc.

Chicago, Illinois

We have audited the accompanying balance sheet of Northern Wire & Cable, Inc. as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northern Wire & Cable, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

Chicago, Illinois
April 25, 1996

                   Northern Wire & Cable, Inc.

Balance Sheets
                                        as of
                                        December 31, 1995


ASSETS

Current assets:
Cash                                       282,369
Accounts receivable - trade,
(less allowances of $616,821)            7,661,291
Inventory                                7,340,485
Prepaid expenses and other assets           47,215

Total current assets                    15,331,360

Property and equipment:
Machinery and equipment                    617,292
Transportation equipment                   165,617
Office furniture and equipment           1,650,193
Leasehold improvements                     133,128

                                         2,566,230

Less accumulated depreciation            1,804,922

Net property and equipment                 761,308

Other assets:
Deposits                                    78,109
Cash surrender value - officers'
life insurance                              87,859

                                           165,968

Total assets                            16,258,636

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                         8,083,674
Revolving credit facility and
current portion of long-term debt        5,255,823
Accrued liabilities                      1,378,934

Total current liabilities               14,718,413

Long-term debt, net of current
portion                                    595,554

Total liabilities                       15,313,985

Commitments and contingencies

Stockholders' equity:
Common stock, $1.00 par value
50,000 shares authorized,
7,221 shares issued and
outstanding                                12,221
Additional paid-in capital                 13,621
Advances to stockholders                 (240,902)
Retained earnings                       3,159,711
Treasury stock, at cost; 5,000 shares  (2,000,000)

Total stockholders' equity                944,651

Total liabilities and stockholders'
equity                                 16,258,636


The accompanying notes are an integral part of these financial statements.

                   Northern Wire & Cable, Inc.

Statements of Operations
                            for the years ended December 31,
                            --------------------------------
                            1995              1994

Net sales                   68,605,064        58,209,003

Cost of goods sold          52,383,460        44,611,829

Gross profit                16,221,604        13,597,174

Operating expenses:
Selling                      8,299,449         8,254,130
General and administrative   7,472,890         4,737,235

Total operating expenses    15,772,339        12,991,365

Income from operations         449,265           605,809

Other income (expense):
Interest expense              (614,777)         (379,751)
Interest income                  9,313             7,206
Other expense                  (42,128)          (21,496)

Total other income (expense)  (647,592)         (394,041)

Net income (loss)             (198,327)          211,768


The accompanying notes are an integral part of these financial statements.

                   Northern Wire & Cable, Inc.

Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994

                                        Addi-     Advances
                                        tional    to
                      Common   Stock    Paid-in   Share      Retained   Treasury
                      Shares   Amount   Capital   holder     Earnings   Stock        Total

Balance at January
1, 1994               50,000   12,221   13,621     (92,208)  3,146,270  (2,000,000)  1,079,904

Net increase in
advances to stock-
holders to
shareholders                                      (104,812)                           (104,812)

Net income                                                     211,768                 211,768

Balance at
December 31, 1994              12,221   13,621    (197,020)  3,358,038  (2,000,000)  1,186,860

Net increase in
advances
to stockholders                                    (43,882)                            (43,882)

Net loss                                                      (198,327)               (198,327)

Balance at
December 31,
1995                  50,000   12,221   13,621    (240,902)  3,159,711  (2,000,000)    944,651




The accompanying notes are an integral part of these financial statements.


                   Northern Wire & Cable, Inc.

STATEMENTS OF CASH FLOWS

                            for the years ended December 31,
                            --------------------------------
                            1995              1994



Cash flows from
operating activities:
Net income (loss)             (198,327)          211,768

Adjustments to reconcile
net income (loss) to net
cash used by
operating activities:
Depreciation                   220,959           252,605
Provision for bad debts        823,037           127,000
(Gain) loss on sale of
fixed assets                      (657)            7,687
Increase in cash value of
officers' life insurance       (23,535)          (21,226)

Increase (decrease) in
cash attributable to
changes in assets and
liabilities:
Accounts receivable           (245,879)       (3,103,154)
Inventory                   (2,953,533)         (209,687)
Prepaid expenses                (7,605)           (8,925)
Accounts payable             1,432,207           418,329
Accrued liabilities            618,652           193,553

Net cash used by
operating activities         (334,681)        (2,132,050)

Cash flows from
investing activities:
Purchase of equipment        (208,963)          (142,216)
Proceeds from sale
of equipment                   13,958             10,845
Decrease in security
deposits                        5,575             15,462

Net cash used by
investing activities         (189,450)          (115,909)

Cash flows from
financing activities:
Proceeds from line of
credit                        623,445          2,529,967
Payments of line
of credit                    (171,667)          (106,667)
Advances to shareholders,
net                           (43,882)          (104,812)

Net cash provided by
financing activities          407,896          2,318,488

Net (decrease) increase
in cash                      (116,215)            70,529

Cash, beginning of year       398,584            328,055

Cash, end of year             282,369            398,584

Supplemental disclosure
of cash flow information:
Interest paid                 603,260            360,270

The accompanying notes are an integral part of the consolidated financial statements.


                   Northern Wire & Cable, Inc.

                Notes to the Financial Statements

1. Nature of Business and Basis of Presentation

Northern Wire & Cable, Inc. (NWC or the Company) is a specialist in the sale and distribution of wire, cable, fiber optics and connectivity products for structured wiring, power cables, cable assemblies for automation, computers and robotics and value added services for the Industrial Management and Technology (IMT) market.

The Company primarily sells to the U.S. and Canadian operations of major manufacturing companies involved in the automotive and computer industries. The Company generally grants credit to its customers on an unsecured basis and requires no collateral. The Company's sales to its twelve largest customers accounted for approximately 35% of net sales for the year ended December 31, 1995 including sales to two of the "Big Three" automakers totaling approximately 24% of net sales for the same period.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Normal maintenance and repairs are charged to expense. Major repairs and betterments that materially extend the lives of the properties are capitalized. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

Inventory

Inventories, consisting primarily of finished goods, are stated at the lower of cost or market using the weighted average method.

Revenue Recognition

Sales and related cost of sales are recognized upon shipment of products.

Income Taxes

The Company has elected to be treated as a Subchapter S Corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders have elected to be taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

3. Revolving Credit Facility and Long-Term Debt

In addition to certain promissory notes discussed below, the Company has borrowings under a revolving credit facility with a bank that provides for advances of up to $7,000,000 for the purpose of funding working capital. Outstanding borrowings are collateralized by accounts receivable and inventory and bear interest at 1.0% over the prime rate of interest, as defined. Each of the Company's three shareholders have personally guaranteed a portion of the outstanding debt.

The revolving credit facility requires the maintenance of a specific equity balance and requires the Company to maintain a debt to equity ratio below a specified ratio.

The revolving credit facility and long-term debt consist of the following:

                                         1995
Borrowings under revolving
credit facility                          5,149,155

Monthly installment promissory
note payable to former
stockholder, interest at prime,
final payment due
August, 2002                               702,222

                                         5,851,377

Less:  Current portion                   5,255,823

                                           595,554

The promissory note payable to former stockholder results from an agreement between NWC and its former chief executive officer. On June 10, 1987, the Company acquired 5,000 shares of its common stock in exchange for an installment promissory note, cash and the assignment of the cash surrender value of a life insurance policy.

Maturities of long-term debt outstanding at December 31, 1995 for the next five years are as follows:

Year Ended December 31,
Year                                 Amount

1996                                 5,255,823
1997                                   106,668
1998                                   106,668
1999                                   106,668
2000                                   106,668
Beyond                                 168,882

                                     5,851,377

4.Operating Leases

The Company is obligated under operating leases for equipment and office and warehouse facilities. Future minimum lease payments under noncancelable operating leases are approximately as follows:



Year                     Amount

1996                       543,179
1997                       469,946
1998                       253,052
1999                        49,548
2000                         3,750

                         1,319,475


Rent expense for these operating leases was approximately
$1,130,000 and $1,007,000 in 1995 and 1994, respectively.

5. Employee Benefit Plan

The Company maintains a 401(k) retirement plan for all eligible employees. A percentage of employee contributions is matched by the Company. The plan covers substantially all full-time employees. Company contributions are vested based upon years of employment. Contributions by the Company for the years ended December 31, 1995 and 1994 were approximately $58,000 and $39,000, respectively.

6. Commitments and Contingencies

The Company is involved in certain other legal proceedings as a defending party for which liability is reasonably possible. The ultimate outcome of these matters is not expected to have a material effect on the financial position or results of operations in a future period.

7. Subsequent Events

On March 12, 1996 substantially all of the assets of the Company were acquired by a wholly-owned subsidiary of Anicom, Inc. As a part of the Asset Purchase Agreement, certain liabilities of the Company were assumed.


            Item 7.  Financial Statements and Exhibits

               (b)  Pro Forma Financial Information



Anicom, Inc., Northern Wire & Cable, Inc. and Other Acquisitions
Pro Forma Condensed Combined Financial Information

(Unaudited)

The unaudited pro forma condensed combined financial information give effect, on a purchase accounting basis, to the Asset Purchase Agreement between Anicom, Inc. and its wholly owned subsidiary, Northern Acquisition Corp. (hereinafter referred to as "Anicom") and Northern Wire & Cable, Inc. ("Northern") and certain other acquisitions completed by Anicom during 1995.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995 (the "Statement") assumes that the purchase of Northern occurred on January 1, 1995 and that purchase price was provided by the issuance of a $3,000,000 non-negotiable promissory note maturing in three equal annual installments and bearing interest at 6.55% per annum, the issuance of 209,091 shares of Anicom's common stock, $.001 par value per share, valued at $11 per share, and $9,000,000 in cash provided principally from the liquidation of marketable securities. The Statement also assumes that Anicom's acquisitions of Pinnacle Wire & Cable, Inc. ("Pinnacle") and Morgan Hill Supply Company, Inc. ("Morgan Hill") occurred on January 1, 1995. In addition, as these acquisitions were possible as a result of Anicom's initial public offering of 1,380,000 shares (including 180,000 shares for the underwriters' overallotment) and its follow-on offering of 3,450,000 shares (including 450,000 shares for the underwriters' overallotment), the Statement assumes that these offeringss occurred on January 1, 1995.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. Anicom's future financial statements will reflect the asset purchase of Northern as of March 12, 1996.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Anicom as filed with the Securities and Exchange Commission in its Form 10-KSB for the year ended December 31, 1995 and Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.


           Anicom, Inc. and Northern Wire & Cable, Inc.
                 Condensed Combined Balance Sheet
                       at December 31, 1995
                           (Unaudited)

Condensed Combined Balance Sheet at December 31, 1995 (unaudited)

                           Historic                                 Pro Forma
                           Anicom               Northern            Adjustments           Combine

ASSETS:
Current assets:
Cash and cash
equivalents                     3,250              282,369                                    285,619
Marketable securities      25,536,282                                                      25,536,282
Accounts receivable,
net                         6,647,632            7,661,291                                 14,308,923
Inventory, primarily
finished goods              5,245,893            7,340,485                                 12,586,378
Other current assets          304,390               47,215                                    351,605
Total current assets       37,737,447           15,331,360                   0             53,068,807

Fixed assets, net             651,900              761,308                                  1,413,208
Other assets,
primarily goodwill, net     2,779,728                                                       2,779,728
Other assets                                       165,968                                    165,968

Total Assets               41,169,075           16,258,636                   0             57,427,711

LIABILITIES AND
STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable            2,552,714            8,083,674                                 10,636,388
Accrued expenses              489,226            1,378,934                                  1,378,934
Current portion of
long-term debt and
capital lease obligations     409,679            5,255,823                                  5,745,049
Other current
liabilities                                                                                      0
Total current liabilities   3,451,619           14,718,431                   0             17,760,371

Long-term debt and
capital lease obligation,
net of current portion        576,529              595,554                                  1,172,083

Stockholders' Equity
Common stock                    5,906                                                           5,906
Paid-in capital            36,370,738                                                      36,370,738
Retained earnings             764,283                                                         764,283
Current (income)/loss                                                                            0
Company equity                                     944,651                                    944,651
Total Stockholders'
Equity                     37,140,927              944,651                    0            38,085,578

Total liabilities and
stockholders' equity       41,169,075           16,258,636                    0            57,018,032



           Anicom, Inc. and Northern Wire & Cable, Inc.
            Condensed Combined Statement of Operations
                       at December 31, 1995
                           (Unaudited)


Condensed Combined Statement of Operations at December 31, 1995
(Unaudited)


                     Historic                                    Pro Forma
                                                 Other
                                                 Acquisi-
                     Anicom        Northern      tions (Fa)      Adjustments       Combined

Net sales            29,357,597    68,605,064    5,865,723                         103,828,384
Cost of sales        22,404,331    52,383,460    4,643,673                          79,431,464

Gross profit          6,953,266    16,221,604    1,222,050                          24,396,920

Opterating expenses:
Selling               3,058,268     8,299,449      536,063                          11,893,780
General and
administrative        2,821,938     7,472,890      598,332          421,200 (Fb)    10,124,760
                                                                     47,400 (Fc)
                                                                 (1,237,000) (Fd)
Total operating
expenses              5,880,206    15,772,339    1,134,395         (768,400)        22,018,540

Income (loss) from
operations            1,073,060       449,265       87,655          768,400          2,378,380

Other income (expense):
Interest expense        (72,887)     (614,777)     (26,456)          74,714 (Fe)      (308,604)
                                                                    550,177 (Ff)
                                                                   (196,500) (Fg)
                                                                    (22,875) (Fh)
Interest income         256,310         9,313        5,544          770,000 (Fi)     1,041,167
Other                                 (42,128)                                         (42,128)

Total other
income (expense)        183,423      (647,592)     (20,912)       1,175,516            690,435

Income (loss)
before income taxes   1,256,483      (198,327)      66,743        1,943,916          3,068,815

Provision for
income taxes           (492,200)                                   (735,326) (Fj)   (1,227,526)

Net income (loss)       764,283      (198,327)      66,743        1,208,590          1,841,289

Earnings per
common share                                                                              0.29

Average number of
common shares
outstanding                                                                          6,314,455 (Fk)

Anicom, Inc., Northern Wire & Cable, Inc. and Other Acquisitions
Notes to Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995

(Unaudited)

The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

<Fa>
This column presents the combined historical results of Pinnacle for the period January 1, 1995 to July 31, 1995 (date of acquisition by Anicom) and the historical results of Morgan Hill for the period January 7, 1995 to September 15, 1995 (the latest information available prior to the October 2, 1995 acquisition by Anicom).

<Fb>
Earnings effect of Northern goodwill amortization using a 40 year period.

<Fc>
Earnings effect of Pinnacle and Morgan Hill goodwill amortization not already included in historical information, using a 40 year period.

<Fd>
To adjust officer compenstation to contracted amounts and to eliminate certain professional fees related to the transaction expensed in 1995.

<Fe>
The cash issued in connection with the merger of Pinnacle and the stock purchase of Morgan Hill was provided by a portion of the net proceeds of Anicom's initial public offering ("IPO"). In addition, the ability to issue promissory notes in each of these transactions was due, at least in part, to the improved capitalization of Anicom subsequent to the its initial public offering ("IPO").

In connection with the Pinnacle and Morgan Hill transactions, certain bank indebtedness was assumed. Immediately following the close of these transactions, the assumed bank indebtedness was retired with cash provided by a portion of the net proceeds of the IPO. Interest expense has been adjusted to give effect to the retirement of this bank debt as if such transactions had occurred on January 1, 1995.

<Ff>
The cash issued in connection with the asset purchase of Northern was provided by a portion of the net proceeds of Anicom's follow-on offering. In addition, the ability to issue promissory notes in the Northern transaction was due, at least in part, to the improved capitalization of Anicom subsequent to the its follow-on offering.

In connection with the asset purchase of Northern, Anicom assumed up to $6.5 million of Northern's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Northern. Interest expense has been adjusted to give effect to the retirement of this bank debt as if such transactions had occurred on January 1, 1995.

<Fg>
To adjust interest expense to give effect to the issuance of a $3,000,000, 6.55% promissory note in connection with the Asset Purchase Agreement, as if such transaction had occurred on January 1, 1995 and assuming no principal payments were made during the year as the actual terms provide.

<Fh>
To adjust interest expense to give effect to the issuance of $400,000 (6.75%) and $500,000 (6.00%) promissory notes in connection with the merger and stock purchase agreements, respectively, as if such transactions had occurred on January 1, 1995 and assuming payment of $200,000 and $166,667, respectively, one year after the notes were issued as the actual terms provide.

<Fi>
Adjustment to give effect to additional interest income earned on $14 million of residual follow-on offering proceeds at 5 1/2% after giving effect to cash paid in connection with the Northern transaction, as if such transactions had occurred on January 1, 1995.

<Fj>
Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

<Fk>
Weighted average shares outstanding assuming the issuance of

1,380,000 shares in connection with the IPO
40,000 shares in connection with the Pinnacle merger agreement
36,364 shares in connection with the Morgan Hill stock purchase agreement 3,450,000 shares in connection with the follow-on offering
209,091 shares in connection with the Northern asset purchase agreement



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANICOM, INC.

Dated:  May 23, 1996

By:  /s/ DONALD C. WELCHKO
     _____________________________
     Donald C. Welchko
     Vice President, Chief Financial Officer